UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2011 (April 30, 2011)

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 8500 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

On May 5, 2011, Iveda Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 2.01 (the “Initial Report”) to report the completion of its acquisition of Sole-Vision Technologies, Inc. on April 30, 2011.  On July 15, 2011, the Company amended the Initial Report by filing a Current Report on Form 8-K/A (the “Amended Report”) to include the financial information required by Item 9.01 (a) and (b).  This Current Report on Form 8-K/A amends Item 9.01 of the Amended Report by replacing the audit report in Exhibit 99.1.  While the former audit report (on page one) referred to the financial statements “for the year then ended” (emphasis added), the revised audit report refers to the financial statements “for the years then ended” (emphasis added), and therefore covers both annual periods, as required by Rule 8-04(3) of Regulation S-X.  In all other respects, the former audit report and the revised audit report are identical.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	MegaSys. Financial Statements

Report of Albert Wong & Co, Independent Auditors
Balance Sheets as of December 31, 2010 and 2009
Statements of Operations for the Years Ended December 31, 2010 and 2009
Statements of Stockholders’ Retained Earnings for the Years Ended December 31, 2010 and 2009
Statements of Cash Flows for the Years Ended December 31, 2010 and 2009
Notes to Financial Statements
Unaudited Condensed Balance Sheets as of April 30, 2011 and 2010
Unaudited Condensed Statements of Operations for the Four Months Ended April 30, 2011 and 2010
Unaudited Condensed Statements of Cash Flows for the Four Months Ended April 30, 2011 and 2010
Notes to Unaudited Condensed Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC. (Registrant)

Date: November 14, 2011	By:	/s/ David Ly
David Ly Chief Executive Officer and President